New York, United States Ontario, Canada Franklin Lakes, United States Hamilton, Bermuda Miami, United States Santiago, Chile London, England Dubai, United Arab Emirates Republic of Singapore Dublin, Ireland Boston, United States Sydney, Australia Labuan, Malaysia Zurich, Switzerland INVESTOR PRESENTATION – THIRD QUARTER 2015 Validus Holdings, Ltd.

2 This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus Holdings, Ltd.’s (“Validus” or the “Company”) risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Cautionary Note Regarding Forward-looking Statements

3 • Since commencing operations in late 2005, Validus has developed a global re/insurance platform consisting of U.S. specialty insurance, Lloyd’s of London, third party reinsurance asset management and Bermuda reinsurance • The diversified portfolio as measured by gross premium written is comprised of 46% insurance and 54% reinsurance for the 12 months ended September 30, 2015 • Business plan since formation has been to focus on short-tail lines with strategic diversification into select longer-tail classes • Maintained a focus on underwriting profits in conjunction with a strong balance sheet • Profitable in every year of operation, 2006 through 2014 • Delivered outstanding financial results since 2007 IPO as measured by growth in diluted book value per diluted share plus accumulated dividends • Active capital management, returning $3.47 billion to investors through repurchases and dividends from Validus’ 2007 IPO through October 28, 2015 Validus – Key Accomplishments

4 Validus – Four Diversified Yet Complementary Businesses • U.S. based specialty property and casualty underwriter • Focused on U.S. Excess and Surplus Lines • Pioneer in the binding authority business • 12% of Pro Forma 2014 GPW • Bermuda based investment adviser • Focused on managing capital for third parties and Validus in ILS and other property catastrophe reinsurance investments • AUM of $2.2 billion as of September 30, 2015. • 4% of Pro Forma 2014 GPW • The 11th largest Syndicate at Lloyd’s of London • Focused on short tail specialty lines in the Lloyd’s of London market • Market leader in War and Terror and Energy and Marine Classes • 42% of Pro Forma 2014 GPW • Bermuda based reinsurer • Focused on short tail lines of reinsurance, including property cat • Specializing in Property CAT XOL, Marine, and Agriculture • 42% of Pro Forma 2014 GPW Validus Research – Provides Analytical Support Across All Platforms 1) Lloyd’s Syndicate size is measured by gross premium written (“GPW”), as taken from Lloyd’s 2014 Reports and Accounts. 2) Assets under management (AUM) of $2.2 billion includes $1.9 billion of third party investment and $0.4 billion of related party investment.

5 Validus Timeline – Celebrating Our 10th Anniversary as a Company 2005 2006 2007 2008 2009 2012 2013 2014 2015 2005 Founding of Validus October 19, 2005 2007 Acquisition of Talbot July 2, 2007 2008 Founding of AlphaCat July 29, 2008 2012 Launch of PaCRe April 2, 2012 2013 Acquisition of Longhorn Re April 25, 2013 2015 Validus 10th Year Anniversary October 19, 2015 2006 Launch of Petrel Re I Sidecar June 30, 2006 2007 Validus IPO July 30, 2007 2008 Acquisition of IPC September 4, 2009 2012 Acquisition of Flagstone November 30, 2012 2013 Acquisition of Western World October 2, 2014

6 12.1% Compound Annual Growth in Diluted BVPS Plus Accumulated Dividends from Company Formation Through September 30, 2015 Growth in Book Value Per Diluted Share Plus Accumulated Dividends 16.93 19.73 24.00 23.78 29.68 32.98 32.28 35.22 36.23 39.66 41.89 0.80 1.60 2.48 3.48 4.48 7.68 8.88 9.84 16.93 19.73 24.00 24.58 31.28 35.46 35.76 39.70 43.91 48.54 51.73 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Diluted BVPS Cumulative Dividends Diluted BVPS plus Accumulated Dividends

7 1) Source: SNL Financial. 2) VR starting point is Pro Forma diluted BVPS at September 30, 2007 of $20.89 as disclosed in the VR IPO Prospectus. 3) Book value per diluted share calculation includes impact of quarterly and special dividends. From VR IPO Through September 30, 2015 Compound Growth in Book Value per Diluted Share Versus Peers 15.8% 14.3% 12.9% 11.6% 11.4% 11.1% 11.0% 10.5% 9.2% 6.0% 0.0% 5.0% 10.0% 15.0% 20.0% AWH ACGL RNR VR ENH AXS PRE RE AHL AGII

8 Validus Common Shareholders’ Equity vs. Selected Peers 1) Source: SNL Financial. Peer Comparison – Q3 2015 Common Shareholders’ Equity in $US Billions 7.5 5.9 5.8 5.2 4.4 4.3 3.6 3.6 2.8 1.6 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 RE PRE ACGL AXS ENH RNR VR AWH AHL AGII

9 1) Source: SNL Financial. 2) Peer group includes; AWH, ACGL, AGII, AHL, AXS, ENH, PRE, RE and RNR. 3) Starting point of chart is January 1, 2007. From VR IPO Through September 30, 2015 Validus Stock Total Return Versus Peers and S&P 500 -50.0% -25.0% 0.0% 25.0% 50.0% 75.0% 100.0% 125.0% 150.0% 175.0% 200.0% 2007 2008 2009 2010 2011 2012 2013 2014 Q3 2015 Validus Peers S&P 500

10 Validus Mix of Business Gross Premium Written of $2.6 Billion - Last 12 Months to September 30, 2015 1) $2.6 billion consolidated gross premiums written net of $44.4 million of intersegment eliminations. By Operating SegmentBy Class of Business Validus Re 42% Talbot 40% Western World 11% AlphaCat 7% Specialty 31% Property Cat XOL 23% Marine 19% Other Property 18% Liability 9%

11 Validus – Growth and Diversification Net Premiums Written in $US Millions – 2006 to Q3 2015 1) 2014 net premiums written are calculated using full year pro forma Western World data. 477.1 633.3 624.8 672.6 1,038.1 963.8 987.4 1,016.3 954.9 963.4 285.2 613.5 715.7 723.0 795.9 850.0 865.8 909.6 625.0 75.7 21.6 146.5 130.8 171.6 292.9 194.0 $- $500.0 $1,000.0 $1,500.0 $2,000.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 YTD 2015 Validus Re Talbot AlphaCat Western World

12 Validus - Adapting to Market Demand 1) 2006 was the first full year of operations for Validus. 2) GPW for 2006 and 2014 is for the full year. 3) Managed reinsurance is premiums managed by AlphaCat for Validus and third parties. Growth and Diversification in VR’s Business Since Inception Reinsurance 100% Validus 2006 GPW $540.8 million Validus 2014 GPW $2,363.3 million • Significant growth in GPW through acquisitions of: – 2007 – Talbot – 2009 – 2012: IPCRe, Flagstone, Longhorn Re – 2014 – Western World • Improved portfolio balance in insurance through Talbot and Western World acquisitions • AlphaCat established in 2008 to capitalize on the insurance linked securities market • Access to multiple sources of capital to respond to business opportunities as presented Reinsurance 51% Insurance 43% Managed Reinsurance 6%

13 Insurance Underwriting Income – Validus vs. Bermuda Peers 1) Source: SEC filings and other public disclosures. 2) Underwriting income above assumes that all Lloyd’s underwriting income is insurance. 3) AGII and PRE are excluded as they do not disclose underwriting income as insurance / reinsurance. Insurance Underwriting Income in $US Millions: 2012 - 2014 314.1 247.4 228.9 81.9 43.8 13.1 (25.0) (155.2) (264.4)-$300.0 -$200.0 -$100.0 $0.0 $100.0 $200.0 $300.0 $400.0 VR AWH AXS ACGL MRH AHL RNR ENH RE

14 11.9% year over year increase in gross premiums written (Increase of 36.2% at AlphaCat and a decrease of 10.0% at Validus Re and 8.0% at Talbot) 7.3% ROAE and 8.1% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS, managed gross premiums written and operating ROAE are non-GAAP financial measures. Please refer to notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) ROAE and net operating ROAE calculations are annualized. 84.5% combined ratio (77.6% at Validus Re, 25.8% at AlphaCat, 90.0% at Talbot and 100.4% as Western World) Net income available to Validus of $66.7 million and diluted EPS of $0.78 Book value per diluted share of $41.89 1.9% growth (including dividends) in Q3 2015 Q3 2015 Financial Results Net operating income available to Validus of $73.6 million and diluted operating EPS of $0.86

15 Validus Reinsurance Highlights Gross Premium Written - $1.1 Billion last 12 months to September 30, 2015 Validus Re Overview 1) Validus Re financial reporting based on reporting of the Validus Re segment which does not include AlphaCat. Net Operating Income in $US Millions • Validus Re formed in October 2005 as the first operating subsidiary of Validus Holdings, Ltd. • Headquartered in Bermuda with overseas offices in Asia, Continental Europe and Latin America • Global provider of short-tail classes of reinsurance including – Property catastrophe – Marine and energy – Other specialty lines • A.M Best rating of A (Stable); S&P Rating of A (Stable) Property Cat XOL 37% Marine 14% Other Specialty 13% Agriculture 25% Other Property 11% 362.3 192.5 506.3 332.7 100.9 307.4 508.9 452.4 254.9 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 2007 2008 2009 2010 2011 2012 2013 2014 YTD 2015

16 AlphaCat Highlights AlphaCat Overview Net Operating Income in $US Millions 1) AlphaCat financial information based on reporting of the AlphaCat segment. 2) Net operating income excludes non-controlling interest. 3) AlphaCat began operations in 2008, and became a stand alone segment in 2012. Year to date 2015 Performance • Secured $166 million of newly raised capital for deployment during Q3 2015: – $164 million for AlphaCat ILS Funds • Reported an accident year combined ratio of 22.2% • Generated third party management fee revenue of $14.6 million • Wholly-owned asset management subsidiary which provides ILS investment services • AlphaCat brand was established in 2008 • In 2011, AlphaCat opened access to external investors • As of October 1st, 2015, AlphaCat had $2.2 billion in assets under management 26.2 43.1 45.2 38.6 15.5 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 2011 2012 2013 2014 YTD 2015

17 Talbot Highlights Gross Premium Written - $1.0 Billion last 12 months to September 30, 2015 Talbot Overview Net Operating Income in $US Millions • Founded in 2001 and acquired by Validus in 2007 • Significant competitive position - The 11th largest Syndicate at Lloyd’s • Focus is on short tail business with meaningful market position in targeted classes • By design, Talbot is underweight in Casualty, Casualty Treaty and Property Treaty classes • Talbot has provided 24% of Validus net income from 2007-2014 • Strategically placed offices in international hubs – New York, Miami, Santiago, Dubai, Labuan and Singapore 1) Talbot financial information based on reporting of the Talbot segment. 2) Energy is Downstream Energy and Power. 3) Lloyd’s Syndicate size is measured by gross premium written, as taken from Lloyd’s 2014 Annual Report. 4) 24% of net income is calculated based on the proportion of Talbot Segment net income over total Group net income as disclosed in the respective Investor Financial Supplements. Marine 33% Property 22% War 18% Energy 10% Aviation 9% Fin. Lines 4% Other 4% 77.6 49.1 98.1 95.4 35.2 104.2 186.5 125.0 115.0 $0.0 $50.0 $100.0 $150.0 $200.0 2007 2008 2009 2010 2011 2012 2013 2014 YTD 2015

18 Western World Highlights – Year to date 2015 Gross Premium Written - $207.4 Million Nine months ended September 30, 2015 Western World Highlights Nine months ended September 30, 2015 1) On October 2, 2014, the Company acquired all of the outstanding capital stock of Western World Insurance Group, Inc. ("Western World"), a specialty lines insurance company. Western World results have been included in the Company's consolidated results from October 2, 2014. 2) Western World financial information based on reporting of the Western World segment. Contract GL 50% Property 17% Program GL 15% Auto 7% Professional 6% Brokerage GL 5% • Founded in 1964 and acquired by Validus in 2014 • Focused on US small and mid sized enterprise business (“SME”) • Commercial General Liability has been the historical focus • Writing on both E&S and admitted paper • Western World Integrated Platform (“WWIP”) is a technological competitive advantage • Validus ownership provides the resources for expansion into short tail classes of business • Meaningful strategic changes have already been made to date: – New Brokerage Property – New Professional Liability – Discontinued lines, Commercial Auto and select Programs

19 Estimated Exposures to Peak Zone Property Catastrophe Losses (Expressed in thousands of U.S. Dollars) Probable Maximum Losses by Zone and Peril Consolidated (Validus Re and Talbot) Estimated Net Loss Zones Perils 20 year return period 50 year return period 100 year return period 250 year return period Validus Re Net Maximum Zonal Aggregate United States Hurricane 280,645 430,176 658,623 949,197 1,944,502 California Earthquake 74,982 218,509 333,964 423,663 1,580,237 Europe Windstorm 114,878 257,695 348,375 454,701 1,446,946 Japan Earthquake 110,853 164,861 197,251 270,080 735,669 Japan Typhoon 46,648 129,011 215,032 296,582 679,827 1:100 year PML equal to 14.9% of quarter end capital, 18.1% of shareholders’ equity 1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) 1:100 year PML as a % of capital and shareholder’s equity is based on United States Hurricane PML. Transparent Risk Disclosure – October 1, 2015 Portfolio Peak Zone PML

20 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2010 2011 2012 2013 2014 2015 United States Hurricane California Earthquake Europe Windstorm Japan Earthquake Japan Typhoon Net Probable Maximum Loss (1:100) by Zone and Peril Compared to Total Capitalization Substantial Capital Margin Above Risk Appetites 1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) Total capitalization equals total shareholder's equity less noncontrolling interest plus Senior Notes and Junior Subordinated Deferrable Debentures. 3) Consolidated (Validus Re and Talbot) estimated net loss 1:100 year PML as a % of capital as and shareholder’s equity. 4) All data points are as at January 1, except 2015 which is as at October 1. 1:100 PML Internal Risk Appetite

Realistic Disaster Scenarios

Estimated Exposures to Specified Loss Scenarios - As of July 1, 2015

(Expressed in millions of U.S. Dollars)

Consolidated (Validus Re and Talbot)

Type	Catastrophe Scenarios	Description		Estimated Consolidated (Validus Re and Talbot) Net Loss	% of latest 12 Months Consolidated Net Premiums Earned
Terrorism	Rockefeller Center	Midtown Manhattan suffers a 2-tonne conventional bomb blast	$	95.6	4.2%
Terrorism	Exchange Place	Lower Manhattan suffers a 2-tonne conventional bomb blast		38.6	1.7%
Marine	Marine collision in Prince William Sound	Fully laden tanker collides with a cruise vessel in Prince William Sound		92.2	4.1%
Marine	Major cruise vessel incident	US-owned cruise vessel sunk or severely damaged		101.9	4.5%
Marine	Loss of major complex	Total loss to all platforms and bridge links of a major oil complex		186.0	8.2%
Aviation	Aviation collision	Collision of two aircraft over a major city		107.4	4.7%
Satellite	Solar flare	Large single or sequence of proton flares results in loss to all satellites in synchronous orbit		40.6	1.8%
Satellite	Generic defect	Undetected defect in a number of operational satellites causing major loss		16.0	0.7%
Liability	Professional lines	Failure or collapse of a major corporation		22.5	1.0%
Liability	Professional lines	UK pensions mis-selling		16.0	0.7%
Political Risks	South East Asia	Chinese economy has a "hard landing" with sharp fall in growth rates; regional contagion		109.7	4.8%
Political Risks	Middle East	US and Iran escalate into military confrontation; regional contagion		26.8	1.2%
Political Risks	Russia	The Russian corporate sector struggles to deal with the effects of crashing commodity and stock prices		48.8	2.2%
Political Risks	Turkey	Severe economic crisis in Turkey due to political upheaval		45.9	2.0%
Political Risks	Nigeria	Severe economic, political and social crisis in Nigeria leads to widespread civil unrest		39.7	1.8%

VALIDUS GROUP

21

1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto.

22 Validus – Active Capital Management Expressed in millions of U.S. Dollars 1) Capital management actions of $3.47 billion is through October 28, 2015. Capital Management Inception to Date of $3.47 Billion • On Feb 3, 2015 Validus reset the common share repurchase authorization to $750.0 million • Increased quarterly dividend to $0.32 per share • Common share repurchases of $203.9 million through October 28, 2015 • Remaining authorization of $589.2 million 2015 Capital Management Actions 2,435.2 802.6 230.8 Share Repurchase Common Share Dividends Special Dividend

23 Investment Portfolio at September 30, 2015 • Total cash, restricted cash and invested assets of $8.54 billion – $6.94 billion excluding assets managed on behalf of AlphaCat investors and cat bonds – Emphasis on the preservation of invested assets – Provision of sufficient liquidity for prompt payment of claims – Comprehensive portfolio disclosure • Average portfolio rating of AA- • Duration of 2.44 years • Q3 annualized investment yield: 1.92% (Q3 2014: 1.53%) 24.2% 17.9% 10.2% 9.6% 7.3% 6.0% 5.8% 5.5% 4.1% 3.7% 2.6% 1.9% 0.9% 0.3% 0% 5% 10% 15% 20% 25% 30% Short term and cash U.S. corporate U.S. Govt. and Agency Other ABS Bank loans Agency RMBS Non-U.S. corporate CMBS State and local Non-U.S. Govt. and Agency Cat bonds Restriced cash Non-Agency RMBS

24 Validus Invested Asset Allocation - Improved Yield Since 2014 1.42% 1.42% 1.29% 1.53% 1.81% 1.83% 2.03% 1.92% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% 2.20% 1-Dec-2013 1-Mar-2014 1-Jun-2014 1-Sep-2014 1-Dec-2014 1-Mar-2015 1-Jun-2015 1-Sep-2015 • 18 months ago, Validus set out to increase portfolio yield without increasing tail risk. Validus’ new Chief Investment Officer worked with our risk and financial modeling teams to establish a new portfolio allocation • Noteworthy benefit in terms of higher yields on the portfolio during the past five quarters. Q3 2015 confirmed the new portfolio allocation and risk parameters as the portfolio generated realized and unrealized investment gains, absent PaCRe, in challenging investment markets

25 Gross Loss Reserves at September 30, 2015 • Gross reserves for losses and loss expenses of $3.17 billion • $2.78 billion net of reinsurance • Q3 notable loss, Port of Tianjin explosion, of $47.8 million – Validus Re: $35.8 million – Talbot: $12.0 million • Favorable reserve development during Q3 2015: – Validus Re: $50.5 million – Talbot: $36.0 million – Western World: $5.0 million Favorable Reserve Development in $US Millions Validus Gross Reserve Mix 1) Favorable reserve development is expressed in millions of U.S. Dollars. Case Reserves 40.9%IBNR Reserves 59.1% 205.4 252.2 84.6 83.6 70.7 91.5 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 2013 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015

26 • International insurance and reinsurance business • Size and scale to compete effectively in targeted markets • Four distinct yet complementary operating segments • Focused on short-tail classes of reinsurance and insurance • Profitable in every year since inception • Short duration, highly liquid, conservative balance sheet • Transparent risk disclosure Conclusion – Continue to be Well Positioned for 2015 and Beyond

APPENDIX Investor Presentation

28 1.6% year over year decrease in gross premiums written (Decrease of 8.5% at Validus Re and 8.0% at AlphaCat and an increase of 0.9% at Talbot) 13.1% ROAE and 13.2% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS, managed gross premiums written and operating ROAE are non-GAAP financial measures. Please refer to notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 73.7% combined ratio (58.2% at Validus Re, 17.5% at AlphaCat, 87.8% at Talbot and 89.7% as Western World) Net income available to Validus of $481.3 million and diluted EPS of $5.08 Book value per diluted share of $39.66 12.8% growth (including dividends) in 2014 Full Year 2014 Financial Results Net operating income available to Validus of $486.5 million and diluted operating EPS of $5.14

29 Validus – 2014 Mix of Business 2014 Gross Premium Written - $2.6 Billion, Pro Forma for Western World 1) $2.6 billion consolidated gross premiums written is calculated using full year pro forma Western World gross premium written and is net of $75.8 million of intersegment eliminations. 2) On October 2, 2014, the Company acquired all of the outstanding capital stock of Western World Insurance Group, Inc. ("Western World"), a specialty lines insurance company. Western World results have been included in the Company's consolidated results from October 2, 2014. Specialty 26% Property Cat XOL 24% Marine 22% Other Property 18% Liability 10% Validus Re 42% Talbot 42% Western World 12% AlphaCat 4% By Operating SegmentBy Class of Business

30 Validus – Growth and Diversification Net Premiums Written in $US Millions – 2006 to 2014 1) 2014 net premiums written is calculated using full year pro forma Western World data. 477.1 633.3 624.8 672.6 1,038.1 963.8 987.4 1,016.3 954.9 285.2 613.5 715.7 723.0 795.9 850.0 865.8 909.6 75.7 21.6 146.5 130.8 292.9 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 Validus Re Talbot AlphaCat Western World

31 1) Source: SNL Financial and various SEC filings. 2) Book value per share calculation includes impact of quarterly and special dividends. 3) Prior period development (“PPD”) has been tax effected using average tax rate. From VR IPO Through December 31, 2014 Compound Growth in BVPS Versus Peers Excluding 2006 and Prior PPD 12.6% 11.9% 11.9% 11.3% 10.2% 10.2% 8.5% 7.8% 6.9% 6.9% 6.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% RE MRH VR ACGL AWH RNR AHL PRE ENH AGII AXS

32 Selected Market Information at September 30, 2015 Exchange / Ticker: Share Price: Primary Shares Outstanding: Primary Market Capitalization: Annual Dividend/Yield: NYSE / “VR” $45.07 81,997,891 $3.70 billion $1.28 per share (2.84%) 1) Validus increased its quarterly common share dividend to $0.32 from $0.30 on February 3, 2015.

Abbreviated Balance Sheets

(Expressed in thousands of U.S. Dollars)

		December 31, 2013		December 31, 2014		September 30, 2015
Assets						
Fixed maturities	$	5,542,258	$	5,532,731	$	5,578,856
Short-term investments		787,714		1,051,074		1,661,687
Other investments		704,086		813,011		817,374
Cash and cash equivalents		734,148		577,240		408,485
Restricted cash		200,492		173,003		74,002
Total investments and cash		**7,968,698**		**8,147,059**		**8,540,404**
Goodwill and Intangible assets		126,800		322,821		319,434
Other assets		1,775,624		1,860,059		2,377,125
Total assets	**$**	**9,871,122**	**$**	**10,329,939**	**$**	**11,236,963**
Liabilities						
Reserve for losses and loss expenses	$	3,030,399	$	3,234,394	$	3,169,334
Unearned premiums		824,496		990,564		1,281,319
Other liabilities		500,078		520,424		473,684
Notes payable to AlphaCat Investors		439,272		671,465		1,443,198
Senior notes payable		247,198		247,306		247,387
Debentures payable		541,416		539,277		538,054
Total liabilities	**$**	**5,582,859**	**$**	**6,203,430**	**$**	**7,152,976**
Redeemable noncontrolling interest		86,512		79,956		-
Shareholders' equity						
Capital	$	1,694,085	$	1,213,614	$	1,052,398
Retained earnings		2,010,009		2,374,344		2,592,162
Total shareholders' equity available to Validus		**3,704,094**		**3,587,958**		**3,644,560**
Noncontrolling interest		**497,657**		**458,595**		**438,427**
Total shareholders' equity		**4,201,751**		**4,046,553**		**4,082,987**
Total liabilities, noncontrolling interests and shareholders' equity	**$**	**9,871,122**	**$**	**10,329,939**	**$**	**11,235,963**
Debt to capital ratio		*4.9%*		*5.0%*		*5.1%*
Debt and hybrid to capital ratio		*15.5%*		*16.0%*		*16.1%*
Investments and cash to equity		*189.7%*		*201.3%*		*209.2%*

33

VALIDUS GROUP

1) A full explanation and disclaimer is contained in the note on non-GAAP financial and other measures found in the Appendix hereto.

Net Operating Income Reconciliation

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity

(Expressed in thousands of U.S. Dollars, except share and per share information)

	Three Months Ended				Year Ended			
		Sept 30, 2015		Sept 30, 2014		Sept 30, 2015		Sept 30, 2014
Net income available to Validus	$	66,650	$	39,672	$	304,074	$	355,427
Adjustments for:								
Net realized losses (gains) on investments		41,906		(4,595)		35,493		(16,193)
Change in net unrealized losses (gains) on investments		34,908		84,974		(19,766)		(16,146)
(Income) from investment affiliate		(2,482)		(1,754)		(5,542)		(7,881)
Foreign exchange losses		2,274		11,441		9,061		14,761
Other loss		1,970		7,690		2,578		1,473
Transaction expenses (a)		-		149		-		3,401
Net (loss) income attributable to noncontrolling interest		(71,600)		(52,631)		(21,089)		22,585
Net operating income available to Validus		73,626		84,946		304,809		357,427
Less: Dividends and distributions declared on outstanding warrants		(1,080)		(1,552)		(3,566)		(4,656)
Net operating income available to Validus, adjusted	$	72,546	$	83,394	$	301,243	$	352,771
Net income per share available to Validus - diluted	$	0.78	$	0.41	$	3.50	$	3.70
Adjustments for:								
Net realized losses (gains) on investments		0.49		(0.04)		0.41		(0.17)
Change in net unrealized losses (gains) on investments		0.41		0.90		(0.23)		(0.17)
(Income) from investment affiliate		(0.03)		(0.02)		(0.06)		(0.08)
Foreign exchange losses		0.03		0.12		0.10		0.15
Other loss		0.02		0.08		0.03		0.02
Transaction expenses (a)		-		-		-		0.04
Net (loss) income attributable to noncontrolling interest		(0.84)		(0.55)		(0.24)		0.24
Net operating income per share available to Validus - diluted	$	0.86	$	0.90	$	3.51	$	3.73
Weighted average number of common shares and common share equivalents		85,629,494		94,736,572		86,841,927		95,937,641
Average shareholders' equity available to Validus		3,650,746		3,739,758		3,643,140		3,708,169
Annualized net operating return on average equity		8.1%		9.1%		11.2%		12.9%

VALIDUS GROUP

1) The transaction expenses relate to costs incurred in connection with the acquisition of Western World Insurance Group, Inc. ("Western World"), which was completed on October 2, 2014. Western World results have been included in the Company's consolidated results from October 2, 2014. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

34

35 1) Weighted average exercise price for those warrants and stock options that have an exercise price lower than book value per share. 2) Using the "as-if-converted" method, assuming all proceeds received upon exercise of warrants and stock options will be retained by the Company and the resulting common shares from exercise remain outstanding. Diluted Book Value Per Share Reconciliation (Expressed in thousands of U.S. Dollars, except share and per share information) September 30, 2015 Equity amount Shares Exercise Price (1) Book value per share Total shareholders' equity available to Validus Book value per common share Total shareholders' equity available to Validus $ 3,644,560 81,997,891 $ 44.45 Tangible book value per common share $ 40.55 Book value per diluted common share Total shareholders' equity available to Validus $ 3,644,560 81,997,891 Assumed exercise of outstanding warrants 59,506 3,377,320 $ 17.62 Assumed exercise of outstanding stock options 1,319 65,401 $ 20.17 Unvested restricted shares - 3,014,830 Book value per diluted common share $ 3,705,385 88,455,442 $ 41.89 Adjustment for accumulated dividends 9.84 Diluted book value per common share plus accumulated dividends $ 51.73 Tangible book value per diluted common share $ 38.28

36 In presenting the Company’s results herein, management has included and discussed certain schedules containing underwriting income (loss), net operating income (loss) available (attributable) to Validus, annualized return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. We believe that these measures are important to investors and other interested parties. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. The underwriting results of an insurance or reinsurance company are often measured by reference to its underwriting income because underwriting income indicates the performance of the company’s core underwriting function. Underwriting income is reconciled to net income by the addition or subtraction of net investment income, other insurance related income (loss), finance expenses, transaction expenses, net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, income (loss) from investment affiliates, foreign exchange gains (losses) and other income (loss). Net operating income (loss) available (attributable) to Validus is calculated based on net income (loss) available (attributable) to Validus excluding net realized gains (losses), change in net unrealized gains (losses) on investments, income (loss) from investment affiliates, gains (losses) arising from translation of non-US$ denominated balances, other income (loss) and non-recurring items. Net income is the most directly comparable GAAP measure. Net operating income focuses on the underlying fundamentals of our operations without the influence of realized gains (losses) from the sale of investments, net unrealized gains (losses) on investments, translation of non-US$ currencies and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Diluted book value per share is calculated based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding stock options and warrants, divided by the sum of unvested restricted shares, stock options, warrants and share equivalents outstanding (assuming their exercise). Reconciliations to the most comparable GAAP measure for net operating income and diluted book value per share can be found on pages 34 and 35, respectively. Net loss estimates and zonal aggregates are before income tax, net of reinstatement premiums, and net of reinsurance and retrocessional recoveries. The estimates set forth herein are based on an Occurrence basis on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. In particular, modeled loss estimates do not necessarily accurately predict actual losses, and may significantly mis-estimate actual losses. Such estimates, therefore, should not be considered as a representation of actual losses. The Company has developed the estimates of losses expected from certain catastrophes for its portfolio of property, marine, workers’ compensation, and personal accident contracts using commercially available catastrophe models such as RMS, AIR and EQECAT, which are applied and adjusted by the Company. These estimates include assumptions regarding the location, size and magnitude of an event, the frequency of events, the construction type and damageability of property in a zone, policy terms and conditions and the cost of rebuilding property in a zone, among other assumptions. These assumptions will evolve following any actual event. Accordingly, if the estimates and assumptions that are entered into the risk model are incorrect, or if the risk model proves to be an inaccurate forecasting tool, the losses the Company might incur from an actual catastrophe could be materially higher than its expectation of losses generated from modeled catastrophe scenarios. In addition, many risks such as second-event covers, aggregate excess of loss, or attritional loss components cannot be fully evaluated using the vendor models. Further, there can be no assurance that such third party models are free of defects in the modeling logic or in the software code. Commencing in January 2012, the Company incorporated RMS version 11 as part of its vendor models. Notes on Non-GAAP and Other Financial and Exposure Measures

37 The Company has presented the Company Realistic Disaster Scenarios for non-natural catastrophe events. Twice yearly, Lloyds' syndicates, including the Company's Talbot Syndicate 1183, are required to provide details of their potential exposures to specific disaster scenarios. Lloyds' makes its updated Realistic Disaster Scenarios (RDS) guidance available to the market annually. The RDS scenario specification document for 2012 can be accessed at the RDS part of the Lloyd's public website: http://www.lloyds.com/The-Market/Tools-and-Resources/Research/Exposure-Management/Realistic-Disaster-Scenarios The Consolidated Net Premiums Earned used in the calculation represent the latest 12 months of net premiums earned up to September 30, 2015. The SNL Financial codes used on pages 6 and 7 are as follows: Common Equity – 3799, DBVPS – 134094, Dividends – 161. Modeling catastrophe threat scenarios is a complex exercise involving numerous variables and is inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses incurred by the Company to differ materially from those expressed above. Should an event occur, the modeled outcomes may prove inadequate, possibly materially so. This may occur for a number of reasons including, legal requirements, model deficiency, non-modeled risks or data inaccuracies. A modeled outcome of net loss from a single event also relies in significant part on the reinsurance and retrocession arrangements in place, or expected to be in place at the time of the analysis, and may change during the year. Modeled outcomes assume that the reinsurance and retrocession in place responds as expected with minimal reinsurance failure or dispute. Reinsurance is purchased to match the original exposure as far as possible, but it is possible for there to be a mismatch or gap in cover which could result in higher than modeled losses to the Company. In addition, many parts of the reinsurance program are purchased with limited reinstatements and, therefore, the number of claims or events which may be recovered from second or subsequent events is limited. It should also be noted that renewal dates of the reinsurance program do not necessarily coincide with those of the inwards business written. Where original business is not protected by risks attaching reinsurance or retrocession programs, the programs could expire resulting in an increase in the possible net loss retained by the Company. Investors should not rely on the information set forth in this presentation when considering an investment in the Company. The information contained in this presentation has not been audited nor has it been subject to independent verification. The estimates set forth herein speak only as of the date of this presentation and the Company undertakes no obligation to update or revise such information to reflect the occurrence of future events. The events presented reflect a specific set of prescribed calculations and do not necessarily reflect all events that may impact the Company. Notes on Non-GAAP and Other Financial and Exposure Measures – Continued

Street Address: 29 Richmond Road Pembroke, Bermuda Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, Bermuda HM 11 Telephone: +1-441-278-9000 Email: investor.relations@validusholdings.com For more information on our company, products and management team please visit our website at: www.validusholdings.com